RYDER SYSTEM, INC.

                            1980 STOCK INCENTIVE PLAN

                                  APPENDIX 1

                       (APPLICABLE TO THE UNITED KINGDOM)

                                 ALLEN & OVERY,
                                  9 CHEAPSIDE,
                                LONDON, EC2V 6AD


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                               RYDER SYSTEM, INC.
                            1980 STOCK INCENTIVE PLAN

                                   APPENDIX 1

                       (applicable to the United Kingdom)

1.     INTERPRETATION

         In this Appendix 1

        (a) References to legislation shall be to legislation enacted in the United Kingdom and the following words and expressions have the following meanings except where the context otherwise requires:

           "Act"                    The Income and Corporation Taxes Act 1988;

           "Approval"               Approval under Schedule 9;

           "Approved Scheme"        A share option scheme approved under
                                    Schedule 9;

           "Dollars"                United States dollars;

           "Eligible Employee"      An Employee who is required to devote to his
                                    duties not less than 25 hours (or, in the case of an Employee who is not a director of RSI or any Subsidiary, 20 hours) per week
                                    (excluding meal breaks) and is not precluded by paragraph 8 of Schedule 9 from participating in the Plan;

           "Schedule 9"             Schedule 9 to the Act;

       (b) other words or expressions, so far as not inconsistent with the context, shall have the same meanings as in Schedule 9;

       (c) any reference to a statutory provision shall be deemed to include that provision as the same may from time to time be amended or re-enacted.

2.     APPLICATION OF APPENDIX

       This Appendix 1 shall apply to an Award granted by the Committee which the Committee designates is to be an option granted under an Approved Scheme. In the event of such an Award being granted the provisions of the Plan shall apply as amended by this Appendix 1. In the event of any conflict between this Appendix 1 and the provisions of the Plan, this Appendix 1 shall prevail.

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3.     EXTENT OF PLAN

       The Plan shall apply as if "Subsidiary" within the meaning of paragraph
       (gg) of Section 2 of the Plan were restricted to any Subsidiary which is under the control of RSI "control" having the same meaning as in Section 840 of the Act.

4.     SHARES OF STOCK SUBJECT TO THE PLAN

       Shares which are the subject of Stock Options shall satisfy the requirements of paragraphs 10 to 14 of Schedule 9.

5.     PARTICIPATION

       No Stock Option shall be granted unless on the date of grant, being the date on which the Committee makes the Award, the recipient is an Eligible Employee.

6.     ADMINISTRATION AND TERMS OF STOCK OPTIONS

       Any terms and conditions, including those relating to exercise in installments, applicable to Awards made under the Plan under Sections 5 or 7 of the Plan and the amendment of any Stock Option Agreement under
       Section 5 of the Plan shall be subject to the prior agreement of the United Kingdom Inland Revenue.

       The final sentence in section 7 (c) of the Plan shall not apply.

7.     AWARDS-STOCK OPTIONS

       The Plan shall apply as if "Award" were restricted to Stock Option and, accordingly, so much of the Plan as relates to SARs, Limited SARs, Performance Units or Restricted Stock Rights and, in particular, Sections 8, 9, 10 and 11 of the Plan shall not apply.

8.     PURCHASE PRICE

       The purchase price per Share subject to a Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Stock Option.

9.     REVENUE LIMIT

       In this Appendix 1, the aggregate Fair Market Value of Shares which an Eligible Employee may acquire in pursuance of rights obtained under the Plan or under any other Approved Scheme established by RSI or by any associated company (within the meaning of Section 187 (2) of the Act) of RSI (and not exercised), such aggregate Fair Market Value being determined at the time the rights are obtained, shall not exceed /pound sterling/30,000 or such other amount as may from time to time be the appropriate limit for the purpose of paragraph 28 of Schedule 9.

       Notwithstanding that the purchase price is expressed and payable in Dollars it shall be deemed to be translated into pounds sterling at the World Rate published in the Financial Times as reported on or most recently before the date of grant or at such other rate as may be agreed with the Inland Revenue for the purpose of the application of this rule.

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10.    LAPSE OF STOCK OPTION

       A Stock Option shall lapse to the extent that it has not been exercised on the expiration of twelve months from the date of the Grantee's death, and Section 7 (i) of the Plan shall be restricted accordingly.

11.    RESTRICTION ON THE EXERCISE OF STOCK OPTIONS

       A Stock Option granted under the Plan shall not be exercised by a Grantee at any time when he or she is ineligible to participate by virtue of paragraph 8 of Schedule 9.

12.    PAYMENT OF PURCHASE PRICE

       Section 7 (f) (ii) (B) of the Plan shall not apply. Payment of the purchase price shall be made either in cash or by certified or bank cashier's cheque made payable to RSI.

13.    DILUTION AND OTHER ADJUSTMENTS, SUBSTITUTE OPTIONS

       No adjustment of Stock Options or amendments to the Plan shall be made pursuant to Sections 12 and 16 of the Plan without the prior approval of the Inland Revenue. No Stock Option shall be granted under Section 13 of the Plan without the prior approval of the Inland Revenue.

14.    MISCELLANEOUS PROVISIONS

       Section 14 (a) of the Plan shall apply with the addition of the word "materially" after the word "breached" in the first sentence, and with the deletion of the third sentence which begins with the words "The Committee may waive..."

       Section 14 (d) of the Plan shall not apply. Certificates for Shares shall be issued within 30 days of the date of exercise of a Stock Option.

15.    CHANGE IN CONTROL

       If any company (the "acquiring company") obtains Control of RSI (or any other company whose shares are scheme shares) as a result of making:

       (i) a general offer to acquire the whole of the issued share capital of RSI (or any such other company) which is made on a condition such that if it is satisfied the person making the offer will have Control of RSI (or any such other company), or

       (ii) a general offer to acquire all the shares in RSI (or any such other company) which are of the same class as the scheme shares any Grantee may at any time within the appropriate period, by agreement with the acquiring company, release his Stock Option (hereinafter in this Section 15 called "old rights") in consideration of the grant to him of rights (hereinafter in this Section 15 called "the new rights") which are equivalent to his Stock Option but relate to shares in a different company (whether the acquiring company itself or some other company falling within

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       paragraph 10(b) or (c) of Schedule 9). In this Section 15 "the appropriate period" and "equivalent" have the same meaning as in paragraph 15 of Schedule 9 and accordingly the new rights shall not be regarded for the purpose of the Plan as equivalent to the old rights unless:

       (a) the shares to which they relate satisfy the conditions specified, in relation to scheme shares, in paragraphs 10 to 14 of Schedule 9; and

       (b) the new rights will be exercisable in the same manner as the old rights and subject to the provisions of the Plan as it had effect immediately before the release of the old rights; and

       (c) the total market value, immediately before the release, of the shares which were subject to the Grantee's old rights is equal to the total market value, immediately after the grant of the shares in respect of which the new rights are granted to the Grantee; and

       (d) the total amount payable by the Grantee for the acquisition of shares in pursuance of the new rights is equal to the total amount that would have been payable for the acquisition of shares in pursuance of the old rights.

       The new rights shall for the purposes of the Plan be treated as having been granted at the time when the old rights were granted. In this
       Section 15 "Control" has the same meaning as in Section 840 of the Act.

       If the provisions of this Section 15 are applied, the Plan as amended by this Appendix 1 shall apply with the following amendments:

       (a) In Section 2 (c) of the Plan, there shall be inserted after the word "constituted", the words "or of such other company whose common stock are scheme shares".

       (b) In Section 7 (f) of the Plan, there shall be inserted after the words "Company" where it first appears, the words "or such other company whose common stock are scheme shares" and after the word "Company" where it subsequently appears, the words "or such other company".

       (c) In Section 12 (a) of the Plan, after the word "Company" and in
       Section 14 (a) of the Plan, after the final use of the word "Company", there shall be inserted the words "or such other company whose common stock are scheme shares".

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